Exhibit 10.20

PLEASE NOTE: CERTAIN INFORMATION INDICATED WITH [***] IN THIS DOCUMENT HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

MASTER MANUFACTURING SERVICES AGREEMENT

This Master Manufacturing Services Agreement (“Agreement”) is effective as of September 25, 2020 (the “Effective Date”) by and between Karma Automotive LLC having an address of 9950 Jeronimo Road, Irvine, California 92618 (“Company”), and AYRO, Inc. having an address of 900 E. Old Settlers Boulevard, Suite 100, Round Rock, Texas 78664 (“Customer”). Customer and Company are each sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

Customer desires to retain Company to perform certain Services (as defined herein) for Customer, and Customer is willing to perform such Services, in accordance with the terms and conditions set forth below. In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1. DEFINITIONS.

In addition to capitalized terms defined elsewhere in this Agreement, the following terms have the meanings indicated below:

1.1 “Affiliate” means an entity which controls, is controlled by, or is under the common control of a Party where “control” means ownership of at least fifty percent (50%) of the voting power or equity of such entity or Party as the case may be. “Deliverable” means the work output, results and other materials, if any, that Company is retained to deliver, develop, and/or provide for each discrete project as further described and identified in a Statement of Work.

1.2 “Documentation” means all information, materials, instructions, user guides, manuals, and other descriptive Deliverable information, if any, whether in electronic, paper or other equivalent form, including any updates, excerpts and summaries thereof as further described and identified in a Statement of Work.

1.3 “Intellectual Property Rights” means all (a) patents, patent disclosures and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names and domain names, together with all of the goodwill associated therewith, (c) copyright and copyrightable works (including computer programs), and rights in data and databases, (d) trade secrets, know-how and other confidential information, and (e) all other intellectual property rights, in each case whether registered or unregistered and including all applications for, and renewals or extensions of, such rights, and all similar or equivalent rights or forms of protection in any part of the world.

1.4 “Laws” means all applicable international, national, local, or other industry or governmental authority laws, regulations, ordinances, orders, statutes, standards, rules, and other requirements that may govern and/or apply to Company’s performance of Services or Customer and Customer’s Purpose.

1.5 “Open Source” means any software that requires as a condition of its use, the modification and/or distribution of such software or other software, if any, incorporated into, derived from or distributed with such software be: (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making derivative works; or (ii) redistributable at no charge.

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1.6 “Pre-Existing Materials” means, with respect to a Party, such Party’s pre-existing materials, including Intellectual Property Rights, developed or acquired by such Party prior to the commencement or independently of this Agreement.

1.7 “Results” means any and all completed or in-progress patentable or non-patentable inventions, original works of authorship, derivative works, trade secrets, technology, copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, computer software, application programming interfaces, ideas, discoveries, algorithms, protocols, compositions, formulas, processes, trademarks, service marks, patents, copyrights, techniques, knowhow and data, and all improvements and rights, if any, related to the foregoing that are made, conceived, reduced to practice, fixed in a tangible medium of expression, or developed by Company, either alone or jointly with others, during the Term that result from any of the Services that Company has performed, or will perform for Customer, and all other results of Company’s work performed in providing the Services under this Agreement.

1.8 “Services” means, collectively, any consulting or other services that Company, or Company through its authorized subcontractors and/or employees, may perform for Customer pursuant to this Agreement.

1.9 “Statement of Work” or “SOW” as may be used interchangeably mean a written statement of Services to be provided under this Agreement, signed by both Parties and attached to this Agreement. Each SOW shall include a description of the Services and the Deliverables to be provided by Company, if any, start and delivery dates for such Deliverables, Customer and Company representatives for the particular Services and Deliverables of the SOW, Company’s fees, a schedule for invoices, and such other items as the Parties may agree.

1.10 “Term” means the period from the Effective Date of this Agreement until this Agreement is terminated pursuant to Section 10.

1.11 “Work Product” has the meaning as defined in Section 6.1

2. SERVICES.

2.1 Services. Company shall perform the Services as described in the Statement(s) of Work. Unless specified in writing to the contrary in the Statement of Work, (i) each Statement of Work shall be independent from, and have no impact upon, other Statement(s) of Work, and (ii) in the event of any conflict or inconsistency between a Statement of Work and the Agreement, the Statement of Work shall control.

2.2 Standards. Company shall provide the Services to Customer in accordance with the Company’s assembly processes and procedures consistent with standards of practice in the industry and in accordance with all Laws or as otherwise set forth in any SOW.

2.3 Acceptance. Acceptance tests and criteria, if any, shall be as stated in each SOW. Except as set forth in any SOW, any acceptance tests afforded Customer shall be at its own expense, and Company’s sole obligation shall be to correct non-conformities found during such testing and redeliver them to Customer for further testing. Customer’s acceptance testing criteria and procedures shall be reasonable under the circumstances.

2.4 Software and Open Source. Solely to the extent the Services or Work Product include any software, computer code and/or firmware, any such Work Product shall not incorporate or include any Open Source unless clearly permitted in writing in a Statement of Work and approved in writing by Customer in each instance. In addition, Services and Work Product shall on delivery be free of viruses, malicious code, time bombs, Trojan horses, back doors, drop dead devices, worms, or other code of any kind that may disable, erase, display any unauthorized message, permit unauthorized access, automatically or remotely stop software, code and/or firmware from operating, or otherwise impair the Work Product or the Company network or any part thereof.

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2.5 Reports. Company will keep Customer reasonably advised of Company’s progress in performing the Services and providing the Deliverables, if any, as specified in any SOW. Unless a SOW states otherwise, Company shall report its activities each month to Customer under each pending SOW during the previous period, including without limitation, its current work plan for completion of the SOW and its progress toward completion. The Parties shall agree on the form of such report.

2.6 Documentation. If provided in any SOW, upon completion of the Services, Company shall deliver to Customer all Deliverables, Documentation, documents, files, notebooks, data, information and other material acquired or compiled by Company relating to the Services.

2.7 Audit. Reserved.

2.8 (a) Company Property. All property provided by Company, if any, to Customer in connection with this Agreement, including without limitation all materials, equipment, samples, third party licenses, software, hardware, servers, and confidential information (collectively, “Company Property”) shall remain the exclusive property of Company. Customer shall not remove from, or relocate within, Company’s facility or premises any Company Property without Company’s prior written permission. If authorized to remove or relocate any Company Property, Customer shall keep and maintain Company Property that it is authorized to use in any SOW in clean working order, subject to Company’s control. Customer shall use the Company Property only for the performance of the Services and shall promptly return to Company, or deactivate all access to, all Company Property upon the earliest of (i) termination of this Agreement, (ii) termination of the applicable SOW, or (iii) upon the written request by Company.

(b) Customer Property. All property provided by Customer, if any, to Company in connection with this Agreement, including without limitation all materials, equipment, samples, third party licenses, software, hardware, servers, and confidential information (collectively, “Customer Property”) shall remain the exclusive property of Customer. Company shall not remove from, or relocate within, Customer’s facility or premises any Customer Property without Customer’s prior written permission. If authorized to remove or relocate any Customer Property, Company shall keep and maintain Customer Property that it is authorized to use in any SOW in clean working order, subject to Customer control. Company shall use the Customer Property only for the performance of the Services and shall promptly return to Customer, or deactivate all access to, all Customer Property upon the earliest of (i) termination of this Agreement, (ii) termination of the applicable SOW or (iii) upon the written request by Customer.

3 COMPENSATION FOR SERVICES.

3.1 Fees. Customer will pay Company the Fees as set forth in the Statement(s) of Work as Company’s compensation for the performance of the Services and the provision of the Deliverables, if any.

3.2 Expenses. If the SOW authorizes the Company to be reimbursed for expenses, Customer will reimburse those expenses as established by the SOW that are actual, reasonable, documented and pre-approved in writing by Customer. Company shall keep written records or accounts of expenses that are submitted for reimbursement including, but not limited to, the date incurred and specific Services to which they pertain, in a form reasonably satisfactory to Customer. Company shall submit those records and accounts to Customer as part of its invoices for Services to which the expenses pertain.

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3.3 Invoices; Payment. Company shall submit invoices to Customer in accordance with the schedule set forth in the SOW. Except as otherwise provided in a SOW, Customer will pay Company’s invoices within thirty (30) days after receipt of invoice.

4. INDEPENDENT BUSINESS ARRANGEMENT.

4.1 Non-Exclusive, Independent Business Relationship. Except as set forth in a SOW, it is the express intention of the Parties that this Agreement provides for a non-exclusive, independent contractor relationship. Nothing in this Agreement is intended to, nor shall be, construed to establish an employment or agency relationship between the Parties, and neither Party is authorized to act on behalf of, or bind, the other Party with respect to any matter. Neither Party shall make any representation to their own or the other Party’s employees or agents (including independent contractors, consultants and subcontractors, collectively “Agents”) or to any third party that is contrary to this Section 4.

4.2 No Control by Customer. Except as set forth in any SOW, Company shall control the method and manner by which the Services and Deliverables, if any, are provided to Customer. Except as may be specified in the Statement(s) of Work, Company shall furnish all facilities, tools, equipment, materials and labor necessary to provide the Services and Deliverables, if any.

4.3 No Right to Other Party’s Benefits. Reserved.

4.4 Taxes Due on Fees. Fees are exclusive of any applicable Transaction Taxes (as defined herein). Company shall be responsible for assessing any applicable Transaction Taxes for Services provided to Customer under this Agreement. Customer shall be responsible for paying any and all properly billed Transaction Taxes, which shall be included on Company’s invoice unless Customer provides proof of its tax-exempt status. “Transaction Taxes” shall include, but are not limited to, sales and use, value added tax, goods and services tax, harmonized sales tax, rental, gross receipts (in the nature of sales taxes), but exclude taxes on Customer’s income, property, employment, and Transaction Taxes imposed on goods and services purchased and used by Company in the delivery of Services under this Agreement. Company’s invoices shall (i) satisfy all local requirements and include Company’s Transaction Tax registration numbers, if any, so that Customer may claim value added, goods and services and other similar Transaction Tax credits where available; (ii) separately state taxable and non-taxable items and; (iii) separately state the taxing jurisdictions and the amount of Transaction Tax invoiced. Customer shall not be responsible for any Transaction Taxes (or interest or penalty thereon) arising on account of Service Provider’s negligence in the failure of Service Provider to (i) be properly licensed or qualified to do business, or (ii) properly remit or report any Transaction Taxes arising from this Agreement. Company shall timely notify Customer of any tax audit of Company that could result in additional Transaction Taxes to Customer under this Agreement and Customer shall have a right to join with Company in any such tax audit. Company and Customer agree to reasonably cooperate with each other to minimize Transaction Taxes to the extent legally permissible and enable each to more accurately determine its own Transaction Tax liability. Prior to the first payment by Customer pursuant to this Agreement, if requested by Customer, Company shall provide Customer with a properly completed U.S. Internal Revenue Service Form W-9 (Request for Taxpayer Identification Number and Certification). Company is solely responsible for all income, taxes, withholdings, and other similar statutory obligations for itself and, as applicable, its employees and Agents associated with the fees under this Agreement of any SOW. Notwithstanding the foregoing, any sales, services or other similar transaction-based taxes imposed on the Services shall be solely borne by Customer, and Company shall invoice such taxes.

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4.5 Insurance. Each Party shall maintain policies of insurance in the following types and minimum amounts for the duration of the Agreement and will furnish to the other Party an insurance carrier’s certificate showing that the Party has the following insurance coverage: (a) workmen’s compensation – statutory limits for jurisdictions in which work is to be performed; (b) employer’s liability $1,000,000; (c) general liability including premises, operations, independent contractors, and contractual liability $1,000,000 per occurrence; (d) owned and non-owned automotive liability – bodily injury $1,000,000 per person and $1,000,000 per occurrence; (e) product liability of not less than $5,000,000 per occurrence; (f) broad form property damage on premises and in transit - $1,000,000 per occurrence; (g) products and completed operations - $1,000,000. All policies must provide primary non-contributory coverage. All policies will be issued by an insurer with an AM Best rating of A- or better. Liability coverage must include products, completed operations and (if available) Recall. Customer and Company shall be named as an additional insured or loss payee, as applicable, under the Company’s and Customer’s foregoing policies, respectively. Each Party will furnish to the other Party a Certificate of Insurance completed by its insurance carrier(s) certifying that the required insurance coverages are in effect and will not be voided, cancelled, or materially changed without thirty (30) days’ advance written notice to the other Party. The certificate must set forth the amount of each coverage, policy number, date of expiration and in the case of Company, Customer as an additional insured or loss payee (as applicable). If a Party is a self-insurer of workers compensation liability, such Party will furnish the other Party a certificate of the Department of Labor, or similar government authority of the jurisdiction in which any labor is to be performed approving the self-insurance. The purchase of such insurance coverage or the furnishing of a certificate will not be a satisfaction of a Party’s liability under this Agreement, or in any way modify a Party’s obligation to indemnify the other Party as provided herein.

4.6 The Parties’ Employees & Agents. Company shall be responsible for providing all labor necessary to provide the Services and Deliverables, if any, hereunder. Company’s hiring and use of employees and Agents to provide the Services hereunder shall comply with all applicable labor, wage and hour, tax. employment and immigration Laws, and Company shall be responsible for the acts and omissions of itself, its employees and Agents. Each Party shall further:

(a) Conduct a background check on its own employees and Agents (including but not limited to a nationwide criminal background check) and shall review the results of the background check. Each Party represents that it has conducted the required background check(s) of its own employees and Agents, it has reviewed the results of such check(s), and it believes in good faith that its employees and/or Agents are qualified and suitable for the Project(s) under any SOW;

(b) Ensure that each of its employees and/or Agents has agreed and acknowledged in writing that (i) s/he is an employee or Agent of the Party, and is not and shall not be an employee or Agent of the other Party; (ii) s/he shall not be entitled to any rights, compensation or Benefits from the other Party, and shall not apply for any government-sponsored benefits claiming to be or have been an employee or Agent of the other Party; and (iii) to the extent that s/he may become eligible for any of the other Party’s Benefits (regardless of timing or reason for eligibility), s/he waives and releases the right to participate in or receive such Benefits.

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4.7 Invention Acknowledgments. The Company represents and warrants that each of its employees and/or Agents who perform any Services or are involved in any Project under any SOW have executed a form of confidentiality/non-disclosure and invention assignment agreement, and, if applicable, agree to allow Company to grant the assignments set forth in Section 6.

4.8 Subcontracting of the Services. Company has the right to subcontract all or part of the Services, provided that Company shall remain fully liable and responsible for (i) performance of the Services, and (ii) ensuring that the subcontractor has complied with all of Company’s obligations hereunder; provided, further, that any and all subcontractors must be acceptable to and approved in advance by Customer, which approval shall not be unreasonably withheld. For purposes of the foregoing, a direct or indirect parent company, or a wholly-owned subsidiary of Company shall not constitute a ‘subcontractor’ and shall not require Customer’s approval or consent.

5. CONFIDENTIAL INFORMATION.

5.1 Non-Disclosure. The Parties agree that the communications and information exchanged in connection with this Agreement, including, but not limited to the terms and conditions of this Agreement are subject to the non-disclosure agreement (the “NDA”) executed between the Parties dated April 15, 2020 which the Parties acknowledge is in full force and effect and which hereby expressly incorporated by reference. The purpose of such NDA is amended to include the performance of this Agreement. In the event of a conflict between the terms of this Agreement and the terms of the NDA, the terms of this Agreement will prevail. Provided, however, that any confidentiality terms in this Agreement or any SOW that provide either Party greater protection than under the NDA shall control over the NDA. Further, in the event that the NDA expires or is terminated while any of the provisions of this Agreement remain in effect, the terms of the NDA as modified herein will be deemed to continue to apply to this Agreement notwithstanding such expiration or termination.

6. ASSIGNMENT AND OWNERSHIP.

6.1 Assignment. Except as otherwise provided in any SOW, all Results, Documentation and Deliverables arising from the Company’s performance of Services, e.g., a special process paid for by Customer, and any and all Intellectual Property Rights in and to the foregoing, shall be deemed to be owned by Customer and, if applicable, “work made for hire” (collectively, “Work Product”), and are and shall be the sole and exclusive property of Customer. Notwithstanding the foregoing, and for the avoidance of doubt, in no case shall Company Property, the Company’s Pre-Existing Materials, or the Company’s manufacturing knowledge, know how, processes, procedures and other related information be covered under this Section 6.1.

6.2 Further Assurances. Company shall assist Customer, or its designee, at Customer’s expense, to secure Customer’s ownership Rights to the Work Product (including all Intellectual Property Rights included in the Work Product).

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6.3 Pre-Existing Materials; Intellectual Property. The Parties agree that they shall each retain ownership of their respective Pre-Existing Materials in connection with any Services provided under this Agreement or in any SOW, each Party reserving all rights.

7. REPRESENTATIONS AND WARRANTIES.

7.1 Company. Company hereby represents and warrants that (i) Company has the necessary skills and expertise that qualifies Company to provide the Services in a timely and proper manner; (ii) all Services shall be provided in a professional and workmanlike manner, by qualified personnel; (iii) Company is an entity duly incorporated or organized, validly existing, and in good standing (if and to the extent the concept of good standing is recognized in the jurisdiction of its incorporation or organization), and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and execution and performance of this Agreement will not violate or constitute a breach of any agreement binding upon Company; and (iv) Company is not the subject of, nor the proponent of, any claim that would have a material adverse effect on its ability to perform its obligations hereunder.

7.2 Customer. Customer hereby represents and warrants that (i) its Intellectual Property (including without limitation the designs of any Deliverables for which it shall engage Company to produce or modify under any SOW) does not and will not infringe on the intellectual property rights of any third party; (ii) it will abide by Company’s policies and procedures at all times while its employees, Agents or representatives are physically on or in Company’s premises; (iii) Customer is an entity duly incorporated or organized, validly existing, and in good standing (if and to the extent the concept of good standing is recognized in the jurisdiction of its incorporation or organization), and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and execution and performance of this Agreement will not violate or constitute a breach of any agreement binding upon Company; and (iv) Company is not the subject of, nor the proponent of, any claim that would have a material adverse effect on its ability to perform its obligations hereunder.

7.3 Warranty Disclaimers. EXCEPT FOR THE EXPRESS WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY SOW, COMPANY MAKES NO OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND COMPANY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

7.4 Compliance with Laws.

(a) Generally. Company and Customer represent and warrant that, at all times during the Term, they shall comply with all Laws.

(b) Export Control. Company and Customer’s activities undertaken pursuant to this Agreement shall at all times be consistent with all import and export and national security Laws of the United States and any applicable foreign agency or authority. Neither Party shall import, export or reexport, or authorize the export or re-export of any product, technology, or information that it obtains or learns hereunder, or any copy or direct product thereof, in violation of any of such Laws without the required license or approvals required thereunder.

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8. CONDUCT AND BUSINESS PRACTICES.

8.1 Ethical Conduct. Company agrees that all activities undertaken pursuant to this Agreement shall at all times be consistent with all applicable anti-corruption Laws, including, without limitation, the U.S. Foreign Corrupt Practices Act, and that neither it nor any of its Agents will engage in any form of commercial bribery, nor directly or indirectly provide or offer to provide, anything of value to or for the benefit of, any official or employee of a governmental authority or of any government-owned, government-controlled or government-affiliated entity to obtain or retain any contract, business opportunity or other business benefit, or to influence any act or decision of that person in his/her official capacity. At Customer’s request, Company will certify in writing its compliance with the foregoing. Company will indemnify and hold Customer harmless from and against any liability, claims, demands or expenses (including, without limitation, legal or other professional fees) arising from or relating to Company’s noncompliance. Any breach by Company of its obligations under this Section will constitute a material default by Company of every agreement with Customer and may further result in Company’s debarment from doing business with Customer. Company will also comply with all ethics, fair business practices, non-discrimination and non-harassment policies of Customer.

8.2 (a) Compliance with Company Rules. Customer represents and warrants at all times that when its employees or Agents are present on Company’s premises or using any Customer property or resources, that they shall comply with the Company’s rules applicable to visitors and use of its facilities including, but not limited to, those relating to the safety and security of persons and Customer’s property and Intellectual Property Rights, appropriate use of technology, and prohibitions against harassment including sexual harassment and discrimination.

(b) Compliance with Customer Rules. Company represents and warrants at all times that when its employees or Agents are present on Customer’s premises or using any Company property or resources, that they shall comply with the Customer’s rules applicable to visitors and use of its facilities including, but not limited to, those relating to the safety and security of persons and Company’s property and Intellectual Property Rights, appropriate use of technology, and prohibitions against harassment including sexual harassment and discrimination.

8.3 Non-Solicitation. Neither Party shall, directly or indirectly, actively solicit the employment of any employee, consultant, or agent of the other Party who or which is directly involved in the Services during the term of this Agreement (and any applicable SOW) and for a period of one (1) year thereafter. Employment arising from inquiries received via advertisements in newspapers of general circulation, job fairs or unsolicited resumes or applications for employment shall not be considered active solicitation. It is further agreed that in the event of violation of this restriction, the sole remedy of the aggrieved Party shall be to require the other Party to make payment, as liquidated damages and not as a penalty, in an amount equal to the individual’s then current annual salary (or in the case of an agent, the amount of fees paid for such agent in the past twelve (12) months), which would be payable within thirty (30) days of the start date of the employee or agent.

9. INDEMNITY; LIMITATION ON LIABILITY.

9.1 Customer Indemnity. Customer agrees to indemnify and hold harmless Company and its affiliates and each of its and their directors, officers and employees from and against all third party claims, taxes, losses, damages, liabilities, losses, costs and expenses, including attorney’s fees and other legal expenses, arising directly or indirectly from: (i) any suit or proceeding brought against Company or its affiliates for the infringement or misappropriation of the rights of any third parties, including but not limited to, Intellectual Property Rights, based on any materials furnished, or instructions or requirements given, by Customer; (ii) a determination by a court or government agency that Company is not an independent company or that Company is a legal employer of Customer’s employees or Agents; (iii) any negligent, reckless, intentionally wrongful act, or fraud of Customer or its employees or Agents; or (iv) any uncured material breach by Customer or Customer’s employees or Agents of any Customer obligation, representation, warranty or covenant contained in this Agreement (including without limitation any SOW).

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9.2 Company Indemnity. Company agrees to indemnify and hold harmless Customer and its affiliates and each of its and their directors, officers and employees from and against all third party claims, taxes, losses, damages, liabilities, losses, costs and expenses, including attorney’s fees and other legal expenses, arising directly or indirectly from: (i) any suit or proceeding brought against Customer or its affiliates for the infringement or misappropriation of the rights of any third parties, including but not limited to, Intellectual Property Rights or any other claims arising out of the Services performed by Company hereunder or any materials furnished by Company; (ii) a determination by a court or government agency that Customer is not an independent company or that Customer is a legal employer of Company’s employees or Agents; (iii) any negligent, reckless, intentionally wrongful act, or fraud of Company or its employees or Agents; or (iv) any uncured material breach by Customer or Customer’s employees or Agents of any Company obligation, representation, warranty, or covenant contained in this Agreement (including without limitation any SOW).

9.3 Indemnification Procedure. The Indemnifying Party shall, at the Indemnified Party’s option and the Indemnifying Party’s expense, intervene in or defend any indemnifiable claim upon notice from the Indemnified Party. The Indemnified Party agrees to cooperate reasonably in the defense of any such claim at the Indemnifying Party’s expense. The obligation of the Indemnifying Party to pay any claims of the Indemnified Party is immediate, not subject to any right of set off of the Indemnifying Party, and is in no way dependent on any finding by any judicial, quasi-judicial body, fact-finding party or arbitration or mediation party. The Indemnifying Party shall pay all expenses to the Indemnified Party in full at the end of each month during a proceeding upon notice from the Indemnified Party. The Indemnifying Party shall pay all losses to the Indemnified Party in full and immediately upon the payment of any such losses by the Indemnified Party, upon notice by the Indemnified Party. The Indemnified Party will not settle or compromise any claims to which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, delayed or conditioned).

9.4 Limitation on Liability. UNLESS OTHERWISE AGREED IN A STATEMENT OF WORK, EACH PARTY’S LIABILITY TO THE OTHER, WHETHER IN CONTRACT, TORT OR OTHERWISE, FOR ALL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY SOW WILL BE LIMITED TO AN AMOUNT EQUAL TO THE LESSER OF: (i) ACTUAL DAMAGES INCURRED AS A RESULT OF THE ACT OR OMISSION GIVING RISE TO THE LIABILITY, OR (ii) THE AMOUNTS PAID OR PAYABLE FOR THE SERVICES UNDER THE APPLICABLE STATEMENT OF WORK. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, UNLESS OTHERWISE AGREED IN A STATEMENT OF WORK.

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9.5 Exceptions to Limitations on Liability. Notwithstanding the provisions contained in Section 9.4, a Party shall be liable to the other on an unlimited basis for direct, indirect, incidental, or consequential damages, to the extent:

9.5.1 In the case of either Party, arising out of a breach by a Party of the non-disclosure and non-use obligations set forth in this Agreement, including, without limitation to breach of Section 5 (Confidentiality);

9.5.2 In the case of either Party, arising out of such Party’s (as an Indemnifying Party’s) obligations to indemnify for third party claims including for bodily injury, death or damage to real or tangible property resulting from and/or caused by the negligence of Indemnifying Party or its personnel;

9.5.3 In the case of either Party, arising out of a breach of a Party’s obligation to comply with applicable Laws;

9.5.4 In the case of either Party, arising from such Party’s gross negligence or willful misconduct.

10. TERM; TERMINATION.

10.1 (a) Termination for Convenience. Subject to any provisions in any SOW, Customer, in its sole discretion, may terminate this Agreement or any SOW at any time, without cause, by providing at least six (6) months prior written notice to the Company. Company, in its sole discretion, may terminate this Agreement or any SOW at any time, without cause, by providing at least twelve (12) months prior written notice to the Customer.

(b) Termination for Cause. Either Party may terminate this Agreement and/or any SOW if the other Party is in breach of any material provision of this Agreement and/or any SOW and such breach is not cured in thirty (30) days of written notice thereof, the other Party may terminate this Agreement immediately upon notice; provided, however, if the breach is incapable of cure in such thirty (30) day period, the other Party may terminate this Agreement immediately and without further notice or delay. There may be other termination provisions in an SOW.

10.2 Return of Information. Upon termination or expiration of this Agreement, or earlier upon either Party’s request, either Party shall return to the other the other party’s Property or Documentation within thirty (30) days after such termination, expiration or request, all Work Product, including without limitation all Deliverables, Documentation and Results.

10.3 Survival. Upon termination or expiration of this Agreement, all rights and duties of the Parties toward each other shall cease except those of Sections 2.8, 3, 5, 6, 7.3, 7.4, 9, 10.2, 11, 12, and those provisions that by their nature survive termination or expiration of this Agreement. Further, following termination or expiration of this Agreement for any reason, to the extent requested by Customer, Company shall continue work on or complete all of any portion of any Statements of Work entered into under this Agreement.

10.4 Term. The term of this Agreement shall commence as of the Effective Date and shall continue in full force and effect from the Effective Date until (a) 12 months from the start of volume production, (b) until such time as the Parties shall mutually agree in writing or (c) this Agreement is earlier terminated in accordance with Section 10.1.

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10.5 Termination of SOWs. The termination of any SOW under this Agreement shall not automatically operate to terminate this Agreement, but the termination of this Agreement shall automatically and immediately operate to terminate all existing SOWs in effect at the time this Agreement is terminated.

11. DATA SECURITY AND PRIVACY.

In addition to the requirements set forth in Section 5, solely in the event that Company’s Services under this Agreement or any SOW involves the receipt or collection of sensitive personal information of Customer, Company warrants and agrees to those additional terms and conditions described in Exhibit B, which is attached and incorporated into this Agreement.

12. GENERAL PROVISIONS.

12.1 No Conflicting Obligations. Reserved.

12.2 Publicity. No press release, advertising, sales literature, other publicity or statements relating to the other Party’s name and/or logo, or the existence or substance of this Agreement or the relationship between the Parties, shall be made by either Party without the review and prior written approval of the other Party, except for disclosures required by applicable law or regulation. There is no use of the Karma brand allowed on the vehicle. The Parties agree that Customer will disseminate the press release attached hereto as Schedule 12.2 following the Parties’ execution of this Agreement.

12.3 Governing Law. This Agreement will be interpreted and enforced in accordance with the Laws of the State of Delaware, without regard to any conflict of law provisions.

12.4 Disputes. Any dispute, controversy or claim arising out of this Agreement or any SOW shall be resolved in the state courts of the state of Delaware.

12.5 Severability. If any provision of this Agreement, or portion of any provision, is found to be invalid, the invalidity of that provision or that portion of the provision will not affect the validity of the remainder of the Agreement, or the applicable provision.

12.6 Amendment. No term, provision, or condition of this Agreement or any Statement of Work may be altered, amended, waived, or cancelled unless the same has been mutually agreed to in writing signed by both parties.

12.7 Counterpart Signatures. This Agreement, and all Statement(s) of Work, may be executed in multiple counterparts, all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart signature page of this Agreement by facsimile, email, or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

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12.8 Assignment and Successors. Neither this Agreement, Statement(s) of Work nor any right or obligation of a Party hereunder may be assigned, or transferred by operation of law or otherwise without the express written consent of the other Party which shall not be unreasonably withheld. Any attempted assignment or transfer without such consent shall be null and void. Each Party’s obligations under this Agreement shall be binding upon that Party and its respective successors and assigns.

12.9 Notices. Any notice required or permitted by this Agreement shall be provided in writing to the Parties at their respective notice address set forth above and shall be deemed effective (i) upon receipt if personally delivered; (ii) three (3) business days after it was sent, if by certified mail, postage prepaid return receipt requested; (iii) upon acknowledgment of receipt if by facsimile; or (iv) the day of delivery if sent by a nationally recognized express delivery service (such as FedEx).

12.10 No Waiver. Either Party’s failure to insist on the performance by the other Party of any term or failure to exercise any right or remedy reserved in the Order, or either Party’s waiver of any breach or default hereunder by the other Party will not, thereafter, waive any other terms, conditions, rights, remedies, breaches or defaults, whether of the same or a similar type.

12.11 Headings. The section and subsection headings in this Agreement are for convenience only and are not to be relied upon in interpreting this Agreement or determining any of the rights or obligations of the Parties.

12.12 Drafter. This Agreement shall not be construed against either Party as the drafter of this Agreement.

12.13 Entire Agreement. This Agreement, along with all written Statement(s) of Work, and any attachments and exhibits hereto, constitute the entire understanding and agreement between the Parties, and supersede and replace all prior or contemporaneous agreements with respect to the subject matter hereof.

END OF AGREEMENT

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IN WITNESS WHEREOF, the Parties’ authorized signatories have duly executed this Agreement as of the Effective Date:

Karma Automotive LLC		AYRO, Inc.

Signature:	/s/ Greg Tarr	Signature:	/s/ Rod Keller
Name:	Greg Tarr	Name:	Rod Keller
Title:	Chief Strategy Officer	Title:	Chief Executive Officer

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EXHIBIT A

STATEMENT OF WORK TO MASTER SERVICES AGREEMENT

This Statement of Work (“Statement of Work” or “SOW”) is hereby incorporated into and made a part of the Master Services Agreement (the “Agreement”) effective September 25th, 2020 by and between Karma Automotive LLC (“Karma” or “Company”) and AYRO, Inc. (“AYRO” or “Customer”). All capitalized terms that are used herein without being defined herein shall have the meanings given to such terms in the Agreement. The SOW is effective as of September 25th, 2020 (the “Effective Date”).

1. SERVICES.

1.1 Project Term

The Project shall run from start of volume production and continue indefinitely or until such time as the parties shall mutually agree in writing (the “Project Term”). If the Project exceeds the *** vehicles on which the quoted Payment terms are based, additional mutually agreed to fees will be charged to Customer as provided in Section 3.

1.2 Project Description.

The Project shall consist of Company assembling *** Pre-production Vehicles (“PVT”) and manufacturing an estimated *** (and no less than ***) production vehicles during the initial 12-month period of volume production for Customer on a contract basis within Company’s Karma Innovation and Customization Center (“KICC”) or other Company Affiliate facility (provided such facility is reasonably acceptable to Customer) (collectively, the “Services”). The date(s) of such Services shall be as agreed to by the parties based on Customer’s desired start date for volume production and KICC’s scheduling and availability. Solely during the Term of this SOW, the Company will refrain from performing similar services to the Services for any competitor (e.g., any other manufacturer of light-duty, emissions-free electric vehicles that are in the Low Speed Vehicle (“LSV”) class or are three-wheel (autocycle) multi-passenger or delivery vehicles ) of Customer.

1.3 Location of Project and Services

The Services performed or provided under this SOW shall be performed at the Karma Innovation and Customization Center located at 17100 Perris Blvd., Moreno Valley, California 92551.

1.4 Company ‘s Responsibilities

1.4.1 Under this SOW, Company will be responsible for:

1.4.1.1	A Project Manager as selected by Company and acceptable to Customer;
1.4.1.3	Environmental reporting required under applicable Laws;
1.4.1.4	Waste removal from the Project;
1.4.1.5	KICC facility security;
1.4.1.6	411x PVT Builds (*** vehicles);
1.4.1.7	411x Production Setup;
1.4.1.8	411x Volume Builds with Associated Logistics Support/Management (Agreement for *** vehicles for the initial 12-month period of volume production starting Q1 2021, with no less than *** vehicles to be ordered and no more than *** without further adjustment to pricing as mutually agreed to by the Parties);

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1.4.1.9	411x *** Workmanship Warranty (subject to warranty terms and conditions contained in Section 5);
1.4.1.10	Incoming inspection of parts and semi knock down kits, based on Customer vendor purchase orders to ensure part count match. Report all incoming acceptance and rejections to Customer;
1.4.1.11	Co-ordinate and manage outbound logistics/shipping for drop shipments to Customer and/or to Customer’s OEM partner dealer locations in North America. The Parties agree to mutually define acceptable carriers and methods of securing vehicles. This includes arranging and coordinating the carrier based on Customer shipping requirements, and daily reporting of shipments with associated details including VIN or Serial Numbers, dates, method/carrier, anticipated delivery date, ship to locations and related logistics elements, including to but not limited to the bill of lading;
1.4.1.12	Additional Reporting:
1.4.1.12.1	Daily outbound drop shipments from KICC, Customer to provide excel report template to Company;
1.4.1.12.2	Weekly Work in Progress and month end inventory status reports for all vehicle parts and semi knock down kits;
1.4.1.12.3	Weekly parts, component and/or semi knock down kit rejections on Company assembly line or at point of receipt.;
1.4.1.13	Comply with Customer’s published assembly, quality and workmanship documentation. Company agrees to review Customer standards and provide feedback to leverage Company’s EV experience and standards; and
1.4.1.14	Assemble and ship Customer orders from the KICC facility within *** calendar days from date of receipt of order from Customer, contingent upon availability of Customer inventory to support builds and no change to order specification unless mutually agreed upon.

1.5 Customer’s Responsibilities

1.5.1 Under this SOW, Customer, its employees, and representatives will be responsible for:

1.5.4.1	411x BOM Costs and Inbound Logistics Costs;
1.5.4.2	411x Outbound Logistics Costs (completed vehicles assumed FOB at KICC);
1.5.4.3	Supplier Quality Scorecard/Audit;
1.5.4.4	Incoming Quality Inspection ***;
1.5.4.5	Rework and Repairs ***;
1.5.4.6	Warehousing and handling of additional service/maintenance inventory;
1.5.4.7	Complying at all times with all KICC policies and procedures while on site, including following all Company instructions and environmental safety precautions, KICC facility procedures[1]; and federal and California OSHA laws;

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1.5.4.8	Successfully completing Customer’s safety training prior to commencement of any work on site at KICC;
1.5.4.9	Transporting at Customer’s expense and risk of loss all required parts to KICC;
1.5.4.10	Providing Company with Material Safety Data Sheets (“MSDS”) for all materials, solvents, paints, and other substances for use on the Project, subject to Company’s advance review and approval;
1.5.4.11	Complying with KICC security and confidentiality policies and procedures. NO PHOTOGRAPHY OR VIDEO OF ANY KIND IS PERMITTED ANYWHERE IN OR ON THE KICC PREMISES; and
1.5.4.12	Provide Company with monthly and quarterly non-binding forecasts.

1.6 Notes and Assumptions:

1.6.1 Notes:

1.6.1.1	This SOW and its scope are subject to change pending review and further discussion and mutual agreement between Company and Customer;
1.6.1.2	Company and Customer intend to continue discussions around the expanded scope, including the *** project, and to engage in further discussions around additional strategic opportunities;
1.6.1.3	Scrap provision included in pricing is based on *** rate;
1.6.1.4	Prices applicable through *** (future years subject to inflationary adjustment); and
1.6.1.5	In the event Company terminates this SOW, Customer will only be responsible for Company’s fees for assembled electric vehicles and, to the extent that Customer has paid in advance any deposits to Company, Customer will refund the difference. Prior to any termination for convenience, Company agrees that it will complete the WIP to final assembly level.

1.6.2 Assumptions:

1.6.2.1	Inventory will be owned by Customer, who will be responsible for all cost of materials (BOM) as well as any inbound freight and duty costs and shipment to KICC. Company will be responsible for managing inventory levels and coordinating the quantity of material required from 411x suppliers. Company reserves the right to reject and return to suppliers any material deliveries in excess of Company requested quantities. Company agrees to notify Customer of rejections and allow Customer *** calendar days to remedy the disqualified materials prior to returns;
1.6.2.2	***;
1.6.2.3	Customer pays for outbound shipping and logistics from KICC;
1.6.2.4	Customer commits to ***% per forecasted bi-weekly build volumes ***;

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1.6.2.5	Company will provide Customer reasonable access to Company equipment and facilities to meet Customer obligations under this Agreement. Customer will co-ordinate with Company Project Manager to arrange specific requirements;
1.6.2.6	During normal KICC operating hours, Company will provide factory access to dedicated, on site Customer representatives, which may be full or part time to assist with assembly process and issue resolution; to manage incoming quality inspection of parts/component/knock-down kits and to manage disposition of non-qualifying parts rejected on the assembly line or at receipt by the Company; and
1.6.2.7	Company will provide dedicated space for Customer’s inventory and an agreed upon number of Customer personnel with defined roles. Company will select the dedicated space, reserving the right to relocate the space within KICC as deemed necessary by the Company.

1.7 Revocable License to Occupy Licensed Space. Customer’s access to and use of any and all Licensed Space shall be pursuant to a revocable license solely for the Purpose and shall not constitute a lease or other interest in and to the Company KICC premises. All Licensed Space and access afforded to Customer, its employees and representatives shall be used or occupied under a revocable license only during the Project Term. Company reserves the right to revoke this license at any time and for any reason.

1.8 Hold Harmless. Customer shall hold Company, its members, officers, employees, and agents harmless for any and all personal injury, death, and loss or damage to Customer’s property while at the KICC facility or within the Licensed Space that is not due to the Company’s gross negligence or recklessness. Subject to the foregoing, Customer assumes all risks associated with the Services.

1.9 Standards Applicable to the Services.

Company shall perform the Services in accordance with the terms of the Agreement, this Statement of Work, and industry standards as adopted by Company. In addition to the standards set forth in Section 1.4.1.14 of this SOW, Company shall use the same standard of care and diligence in performing the Services that it would use in making its own products.

1.10 No Bailment. No bailment shall exist with respect to the Services under this SOW. Customer shall bear full risk of loss of its vehicle, tools, supplies, equipment and other personal property or materials that it brings into or on the KICC facility.

2. ***.

***.

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3. PRICING.

Items	Prices
411x PVT Builds (*** vehicles)	***
Production Volume Setup Costs (one-time)	***
411x Volume Production (*** vehicles per 12-month production period)	***/vehicle
411x Light Connectivity TCU Hardware Option	***/vehicle (vehicle option not included in total contract value calculation)

3.1.***

Per standard contract manufacturing arrangements, Company agrees and will strive to furnish Customer with competitive pricing.

3.2 Early Termination Fee. Notwithstanding the provisions contained Section 4, of this SOW, in the event that this SOW is terminated for reasons other than cause as defined in Section 10(b) of the Agreement prior to the Term, or in the event that Customer otherwise fails to order minimum *** vehicles as more fully described in this SOW, then Customer agrees to pay the following Early Termination Fee as follows:

Actual Production Volume @ Date of Termination	Early Termination Fee Percentage (*)
***	***
Vehicles

***	***
Vehicles

***	***
Vehicles

(*) Early Termination Fee Percentage is a percent of the total projected 2021 Production Volume of *** vehicles @ *** per vehicle

The following examples illustrate the application of this Section 3.2

Example 1:

***

Example 2:

***

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4. TERMS AND CONDITIONS.

The following payment Terms and Conditions apply to the Services to be performed under this Statement of Work.

●	Prices are valid as a reference given the total quoted 2021 production quantity of *** vehicles, and an allowable range of *** units per 12-month production period at this pricing. Lead time requirement dependent on time of build. Any Changes to vehicle builds are subject to additional costs.

●	Prices are exclusive of all taxes and duties and are assumed FOB at Company Innovation and Customization Center (KICC) at 17100 Perris Blvd, Moreno Valley, CA 92551.

●	Payment Terms*

Items	Payment Due
Total Contract	●	411x PVT Builds (*** vehicles) due at contract signing

	●	One-Time Setup Costs due at contract signing

	●	*** of 2021 411x Build Cost due at contract signing

	●	*** of 2021 411x Build Cost due (see below)

Total Contract Value:

○	411x PVT Builds (*** vehicles): ***
○	Production Volume Setup Costs (one-time): ***
○	2021 411x Production Volume (*** vehicles): ***
■ *** Due at Contract Signing
■ *** Due the beginning of the *** month following the first Production level Builds delivered by the Company.
○	**Total Contract Value: $1,160,800
○	Total Due at Contract Signing: $520,000
○	Total Due the beginning of the fifth month following the first Production level Builds delivered by the Company.: $640,800

Actual Versus Quoted Vehicle Quantity. If the Project exceeds the *** vehicles on which the quoted Payment terms are based, then the individual vehicle price of *** shall be charged for each additional vehicle over ***, up to *** vehicles. Vehicles in excess of *** will be charged based on the written agreement of the Parties. In the event Customer orders between *** and *** vehicles, then that portion of the Total Contract Value equal to difference between the *** quoted vehicles and the actual number of ordered vehicles shall be either refunded to Customer or held as a deposit for future orders as the Customer may request.

The following examples illustrate application of this provision:

Example 3:

***.

Example 4:

***.

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In the event Company terminates this SOW without cause pursuant to Section 10.1(a), Customer will only be responsible for Company’s fees for assembled electric vehicles and, to the extent that Customer has paid in advance, Company will refund any excess of the fees owed and the amount of such advance the 411x PVT Builds Fee (for *** vehicles) totaling ***; the Production Volume Setup Costs totaling ***; and Company’s out-of-pocket costs actually expended prior to the effective date of such termination. Prior to the effective date of any termination for convenience, Company agrees that it will complete the WIP to final assembly level. Customer shall also take possession of any Customer inventory at KICC or any Company Affiliate’s facility at Customer’s sole cost and expense within thirty (30) days of the effective date of such termination.

***.

*These are the Payment Terms for this contract.

**Not inclusive of any Light Connectivity packages on vehicles

5. WARRANTY

For a period of *** months following the date of delivery and acceptance of the Deliverables or Services under this SOW, Company warrants to Customer that the Deliverables will:

5.1 Conform to the specifications and requirements furnished by Customer to Company under this SOW;

5.2 Be free from manufacturing and workmanship defects caused by Company (excluding defects due to Customer’s design, specification or materials and components used by Company to manufacture).

Except for the foregoing warranties, Company makes no additional warranties of any kind, whether express or implied, and expressly disclaims all warranties of merchantability and fitness for a particular purpose.

IN WITNESS WHEREOF, Customer and Company have caused this Statement of Work to be signed and delivered by its duly authorized representative

Karma Automotive LLC		AYRO, Inc.

Signature:		Signature:
Name:	Greg Tarr	Name:	Rod Keller
Title:	Chief Strategy Officer	Title:	Chief Executive Officer

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EXHIBIT B

DATA PRIVACY AND INFORMATION SECURITY RIDER

1. General Data Privacy Obligations. To the extent that Customer provides to Company, or Company otherwise accesses, any information relating to an identified or identifiable natural person (“Personal Data”) relating to Customer’s employees, customers, or other individuals in connection with this Agreement (collectively, “Customer’s Personal Data”), Company represents and warrants that: (i) Company will only use Customer’s Personal Data for the purposes of fulfilling its obligations under the Agreement; (ii) Company will not disclose or otherwise process Customer’s Personal Data except upon Customer’s instructions in writing; and (iii) Company will notify Customer in writing and obtain Customer’s consent before sharing any of Customer’s Personal Data with any government authorities or other third parties.

2. Information Security Program. Company represents and warrants that Company has implemented, and will maintain, a comprehensive written information security program (“Information Security Program”) that includes administrative, technical, and physical safeguards (i) to ensure the confidentiality, security, integrity, and availability of Customer’s Personal Data, (ii) to protect against any reasonably anticipated threats or hazards to the confidentiality, security, integrity, and availability of Customer’s Personal Data, (iii) to protect against unauthorized access, use, disclosure, alteration, or destruction of Customer’s Personal Data, and (iv) that contains policies and procedures regarding the disposal of Customer’s Personal Data, and tangible property containing such information, taking into account available technology so that such information cannot be practicably read or reconstructed.

3. Privacy Incident. Company shall notify Customer immediately in writing in the event that: (i) any Customer’s Personal Data is disclosed by Company or its Agents, in violation of this Agreement or applicable laws or legislation pertaining to privacy or data security, (ii) Company or its Agents discovers, is notified of, or suspects that unauthorized access, acquisition, disclosure or use of Customer’s Personal Data may have occurred (whereby, subsection (i) and/or (ii) shall be a “Privacy Incident”). Company shall cooperate fully in the investigation of the Privacy Incident, indemnify and reimburse Customer for any and all damages, losses, fees or costs incurred as a result of such incident, and remedy any harm or potential harm caused by such incident.

4. Audits and Verification. Upon ten (10) days’ prior notice from Customer, unless shorter notice is required by exigent circumstances such as a potential or known security breach, and subject to all applicable confidentiality obligations agreed to by Customer and Company, Company will provide, and will cause its Agents to provide Customer or any designated representative (other than a Company competitor), with access to such facilities, systems, records and supporting documentation as may be reasonably requested by Customer in order to audit Company’s compliance with its obligations under or related to this Agreement. Audits shall be conducted in a manner that minimizes any disruption of Company’s performance of Services and other normal operations.

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